Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independence Contract Drilling, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-25834, 333-227754, 333-227185, 333-206715) and Form S-8 (Nos. 333-237262 and 333-198122) of Independence Contract Drilling, Inc. of our report dated March 15, 2022, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas

March 15, 2022